Exhibit 4.2

No. *0*	NUVEEN CHURCHILL BDC INC.	*0* Shares
Incorporated under the Laws of the State of Maryland
CUSIP NO. [_______________]

Common Stock	Par Value $.01 Per Share

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

THIS CERTIFIES THAT                     **Specimen**                          IS THE OWNER OF                **Zero (0)**                         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.01 PER SHARE, OF NUVEEN CHURCHILL BDC INC. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: , 2020

NUVEEN CHURCHILL BDC INC. CORPORATE SEAL 2020 MARYLAND
Secretary		Chief Executive Officer

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian
TEN ENT	tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right of		Under Uniform Gifts to Minors
	survivorship and not as tenants in common		Act:
(State)
Additional Abbreviations may also be used though not in the above list.
IMPORTANT NOTICE
The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to all the provisions of the charter and bylaws of the Corporation and all amendments thereto (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
For Value Received,                              the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the Common Stock represented by this Certificate, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.